UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 29, 2015

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 29, 2015, AT&T Inc. ("AT&T", "we" or "the Company") provided updated information regarding its third-quarter results in preparation for an analyst conference we will be hosting on September 30.

AT&T reiterated its guidance for full-year adjusted EPS, double-digit revenue growth and continued consolidated margin expansion, even with foreign exchange pressure from the company's international operations. The company also expects capital spending to increase from second-quarter levels and free cash flow (cash from operating activities minus capital expenditures) to be greater than $4.5 billion for the quarter. The Company also reaffirmed all other full-year guidance.

AT&T's wireless performance includes results from both business and consumer customers. AT&T expects more than 2 million total net adds in the third quarter with gains in every customer category (postpaid, prepaid, connected devices and reseller). The Company also expects positive branded voice net adds in the quarter. As a result, and with a continued focus on efficiency initiatives, the Company expects to maintain momentum in wireless service EBITDA margins.

AT&T said its early integration efforts with DIRECTV are going well and are in line or better than expectations. The Company expects to report positive U.S. DIRECTV net adds in the third quarter and positive IP broadband net adds. U-verse TV subscribers are expected to decline as the Company continues to focus on satellite and high-value subscribers.

The Company also said that it is changing the methodology DIRECTV used to count commercial subscribers to conform to AT&T practices. Previously, DIRECTV used a method of counting commercial customers that converted commercial accounts to an equivalent number of residential subscribers based on relative revenues per account.  Under the new methodology, the Company will simply count each commercial account as one subscriber. This will reduce DIRECTV's total subscriber count by 918,600 at acquisition close on July 24, 2015. This change has no impact on historical or future revenues, EBITDA or cash flows.

In International, the Company continues to show great progress in its deployment of 4G LTE in Mexico as the Company invests in that country's wireless network. AT&T is on track with reaching its end-of-year goal of covering 40 million POPs. The Company also continues its work on creating operating efficiencies for its Latin America satellite properties, even with foreign exchange pressure.

AT&T will announce its full third-quarter results on Oct. 22.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: September 29, 2015	By: /s/ Paul W. Stephens Paul W. Stephens Senior Vice President and Controller